Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008*	December 31, 2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,656,672	$10,197,588
Marketable securities	7,189,099	14,287,187
Accounts receivable, net of allowance	2,642,192	3,178,471
Deferred income taxes, net	286,105	644,406
Income taxes receivable, net	—	23,244
Prepaid revenue share, expenses and other assets	1,404,114	836,062

Total current assets	20,178,182	29,166,958
Prepaid revenue share, expenses and other assets, non-current	433,846	416,119
Deferred income taxes, net, non-current	—	262,611
Non-marketable equity securities	85,160	128,977
Property and equipment, net	5,233,843	4,844,610
Intangible assets, net	996,690	774,938
Goodwill	4,839,854	4,902,565

Total assets	$31,767,575	$40,496,778

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$178,004	$215,867
Accrued compensation and benefits	811,643	982,482
Accrued expenses and other current liabilities	480,263	570,080
Accrued revenue share	532,547	693,958
Deferred revenue	218,084	285,080
Income taxes payable, net	81,549	—

Total current liabilities	2,302,090	2,747,467

Deferred revenue, non-current	29,818	41,618
Income taxes payable, net, non-current	890,115	1,392,468
Deferred income taxes, net, non-current	12,515	—
Other long-term liabilities	294,175	311,001

Stockholders’ equity:
Common stock	315	318
Additional paid-in capital	14,450,338	15,816,738
Accumulated other comprehensive income	226,579	105,090
Retained earnings	13,561,630	20,082,078

Total stockholders’ equity	28,238,862	36,004,224

Total liabilities and stockholders’ equity	$31,767,575	$40,496,778

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2009	2008*	2009
	(unaudited)			(unaudited)
Revenues	$5,700,904	$6,673,825	$21,795,550	$23,650,563

Costs and expenses:
Cost of revenues (including stock-based compensation expense of $12,099, $6,051, $41,340, $47,051)	2,190,005	2,408,400	8,621,506	8,844,115
Research and development (including stock-based compensation expense of $182,075, $178,948, $732,418, $725,342)	733,342	736,234	2,793,192	2,843,027

Sales and marketing (including stock-based compensation expense of $56,354, $52,439, $206,020, $231,019)	505,993	583,149	1,946,244	1,983,941
General and administrative (including stock-based compensation expense of $35,644, $38,536, $139,988, $160,642)	411,360	465,059	1,802,639	1,667,294

Total costs and expenses	3,840,700	4,192,842	15,163,581	15,338,377

Income from operations	1,860,204	2,480,983	6,631,969	8,312,186
Impairment of equity investments	(1,094,757)	—	(1,094,757)	—
Interest income and other, net	69,899	87,688	316,384	69,003

Income before income taxes	835,346	2,568,671	5,853,596	8,381,189
Provision for income taxes	452,904	594,571	1,626,738	1,860,741

Net income	$382,442	$1,974,100	$4,226,858	$6,520,448

Net income per share - basic	$1.22	$6.22	$13.46	$20.62

Net income per share - diluted	$1.21	$6.13	$13.31	$20.41

Shares used in per share calculation - basic	314,651	317,237	313,959	316,221

Shares used in per share calculation - diluted	316,864	322,163	317,514	319,416

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2009	2008*	2009
	(unaudited)			(unaudited)
Operating activities
Net income	$382,442	$1,974,100	$4,226,858	$6,520,448
Adjustments:
Depreciation and amortization of property and equipment	313,475	296,817	1,212,237	1,240,030
Impairment of equity investments	1,094,757	—	1,094,757	—
Amortization of intangible and other assets	72,035	68,689	287,650	284,278
Stock-based compensation expense	286,172	275,974	1,119,766	1,164,054
Excess tax benefits from stock-based award activities	(44,318)	(25,878)	(159,088)	(90,271)
Deferred income taxes	(100,048)	20,278	(224,645)	(268,060)
Other, net	(17,422)	6,070	(31,910)	(20,268)
Changes in assets and liabilities, net of effects of acquisitions and divestiture:
Accounts receivable	(116,138)	(377,360)	(334,464)	(504,039)
Income taxes, net	73,354	120,373	626,027	217,476
Prepaid revenue share, expenses and other assets	22,827	(51,423)	(147,132)	262,035
Accounts payable	(59,374)	24,327	(211,539)	33,642
Accrued expenses and other liabilities	176,025	257,413	338,907	243,138
Accrued revenue share	18,433	100,662	14,000	157,669
Deferred revenue	20,079	41,489	41,433	76,066

Net cash provided by operating activities	2,122,299	2,731,531	7,852,857	9,316,198

Investing activities
Purchases of property and equipment	(367,844)	(221,357)	(2,358,461)	(809,888)
Purchases of marketable securities	(7,542,011)	(9,552,064)	(15,356,304)	(29,139,065)
Maturities and sales of marketable securities	6,127,893	5,087,284	15,762,796	22,102,867
Investments in non-marketable equity securities	(2,285)	(19,154)	(47,154)	(65,095)
Acquisitions, net of cash acquired and proceeds received from divestiture, and purchases of intangible and other assets	(32,591)	(67,951)	(3,320,299)	(108,024)

Net cash used in investing activities	(1,816,838)	(4,773,242)	(5,319,422)	(8,019,205)

Financing activities
Net proceeds (payments) related to stock-based award activities	(33,269)	132,683	(71,521)	143,141
Excess tax benefits from stock-based award activities	44,318	25,878	159,088	90,271

Net cash provided by financing activities	11,049	158,561	87,567	233,412

Effect of exchange rate changes on cash and cash equivalents	(30,307)	(6,377)	(45,923)	10,511

Net increase (decrease) in cash and cash equivalents	286,203	(1,889,527)	2,575,079	1,540,916
Cash and cash equivalents at beginning of period	8,370,469	12,087,115	6,081,593	8,656,672

Cash and cash equivalents at end of period	$8,656,672	$10,197,588	$8,656,672	$10,197,588

*	Derived from audited financial statements.

The following table presents our revenues by revenue source (in thousands, unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2009	2008	2009
Advertising revenues:
Google web sites	$3,811,166	$4,421,304	$14,413,826	$15,722,486
Google Network web sites	1,693,405	2,043,886	6,714,688	7,166,318

Total advertising revenues	5,504,571	6,465,190	21,128,514	22,888,804
Licensing and other revenues	196,333	208,635	667,036	761,759

Revenues	$5,700,904	$6,673,825	$21,795,550	$23,650,563

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2009	2008	2009
Advertising revenues:
Google web sites	67%	66%	66%	67%
Google Network web sites	30%	31%	31%	30%

Total advertising revenues	97%	97%	97%	97%
Licensing and other revenues	3%	3%	3%	3%

Revenues	100%	100%	100%	100%